UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2001

LCC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification Number)

7925 Jones Branch Drive, McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 873-2000

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

      LCC International, Inc. (the “Company”) filed a Tender Offer Statement on Schedule TO today with the Securities and Exchange Commission in connection with the Company’s offer to exchange all eligible outstanding options under the Amended and Restated LCC International, Inc. 1996 Employee Stock Option Plan (the “1996 plan”) for new options the Company will grant under the 1996 plan. Eligible outstanding options are all options with an exercise price of $10.50 or more that are held by an employee of the Company other than the Company’s Chairperson and Chief Executive Officer, C. Thomas Faulders, III. The Company will grant a new option for one option share for each option for two option shares tendered by an employee and accepted for exchange. The new options will be granted on or about the first business day which is at least six months and one day following the date the Company cancels the options accepted for exchange. The exercise price of the new options will be equal to the closing price of the Company’s Class A common stock on the Nasdaq National Market on the business day immediately preceding the date of grant. The terms of the new options other than the exercise price will be substantially the same as the terms of the options tendered for exchange, including the vesting commencement date and vesting schedule. The Company’s offer to exchange will expire on November 20, 2001, at 5:00 p.m., New York City time, unless the offer is extended by the Company.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC INTERNATIONAL, INC.

Date: October 16, 2001	By: /s/ David N. Walker

David N. Walker Senior Vice President, Chief Financial Officer and Treasurer

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